UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 998-6475

Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, CA 92130
 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 24, 2019, Apricus Biosciences, Inc. (the “Company”) completed its business combination with the Delaware corporation that was previously known as “Seelos Therapeutics, Inc.” in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of July 30, 2018 (the “Merger Agreement”), by and among the Company, Arch Merger Sub, Inc. (“Merger Sub”), and Seelos Therapeutics, Inc. (“Seelos”), as amended by Amendment No. 1 thereto made and entered into as of  October 16, 2018 (the “First Amendment”), Amendment No. 2 thereto made and entered into as of December 14, 2018 (the “Second Amendment”) and Amendment No. 3 thereto made and entered into as of  January 16, 2019 (the “Third Amendment” and the Merger Agreement, as amended by the First Amendment, Second Amendment and Third Amendment, the “Amended Merger Agreement”), pursuant to which Merger Sub merged with and into Seelos, with Seelos surviving as a wholly owned subsidiary of the Company (the “Merger”). On January 23, 2019, in connection with, and prior to the completion of, the Merger, the Company effected a reverse stock split of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a ratio of 1-for-30 (the “Reverse Stock Split”), and on January 24, 2019, immediately after completion of the Merger, the Company changed its name to “Seelos Therapeutics, Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Seelos, which is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system disorders.

Under the terms of the Amended Merger Agreement, the Company issued shares of Common Stock to Seelos’ stockholders at an exchange rate of 0.7704 shares of Common Stock, after taking into account the Reverse Stock Split, for each share of Seelos’ common stock outstanding immediately prior to the Merger. The exchange rate was determined through arms’-length negotiations between the Company and Seelos. The Company also assumed all of the stock options outstanding under the Seelos 2016 Equity Incentive Plan (the “Seelos 2016 Plan”) with such stock options henceforth representing the right to purchase a number of shares of Common Stock equal to 0.7704 multiplied by the number of shares of Seelos’ common stock previously represented by such options.

Immediately after the Merger, there were approximately 6,221,822 shares of Common Stock outstanding, subject to rounding up any fractional shares as a result of the Reverse Stock Split as further described below. Immediately after the Merger, the former stockholders, optionholders and noteholders of Seelos owned, or held rights to acquire, approximately 84.85% of the fully-diluted Common Stock, which for these purposes is defined as the outstanding Common Stock, plus restricted stock units and “in the money” options and warrants to purchase shares of Common Stock, assuming that all “in the money” options and warrants of the Company outstanding immediately prior to the Merger are exercised on a cashless basis immediately prior to the closing of the Merger (the “Fully-Diluted Capitalization of Apricus”), with the Company’s shareholders, optionholders, restricted stock unit holders and warrantholders immediately prior to the Merger owning, or holding rights to acquire, approximately 15.15% of the Fully-Diluted Capitalization of Apricus.

The shares of Common Stock issued to the former stockholders of Seelos were registered with the Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-227166), as amended.

The Common Stock listed on the Nasdaq Capital Market, previously trading through the close of business on January 23, 2019 under the ticker symbol “APRI,” will commence trading on the Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “SEEL” on January 24, 2019. The Common Stock has a new CUSIP number, 81577F109.

The foregoing description of the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2018, the full text of the First Amendment that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2018, the full text of the Second Amendment that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2018 and the full text of the Third Amendment that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 16, 2019, respectively, and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

As previously disclosed, at a special meeting of the Company’s shareholders held on January 4, 2019 (the “Special Meeting”), the Company’s shareholders approved the Reverse Stock Split, approved an amendment to the Amended and Restated Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock to a total number of 120,000,000 shares and approved an amendment to the Amended and Restated Articles of Incorporation of the Company to change the corporate name of the Company from “Apricus Biosciences, Inc.” to “Seelos Therapeutics, Inc.”

On January 23, 2019, in connection with the Merger, the Company effected the Reverse Stock Split at 5:00 p.m. Pacific Time. As of the opening of the Nasdaq Capital Market on January 24, 2019, the Common Stock will begin to trade on a Reverse Stock Split-adjusted basis. All share numbers in this Form 8-K have been adjusted to reflect the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every thirty shares of Common Stock held by a shareholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Common Stock after the Reverse Stock Split. The vesting of all outstanding and unexercised options to purchase shares of Common Stock was accelerated in full immediately prior to the completion of the Merger, all outstanding restricted stock units of the Company were accelerated in full and net settled and all outstanding and unexercised warrants to purchase shares of Common Stock otherwise remain in effect pursuant to their terms, subject to adjustment to account for the Reverse Stock Split. Immediately following the Reverse Stock Split, there were approximately 947,056 shares of Common Stock outstanding, subject to rounding up any fractional shares as a result of the Reverse Stock Split as described in the subsequent paragraph.

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the Reverse Stock Split, any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole number and each stockholder who would otherwise have been entitled to a fraction of a share of common stock upon the consummation of the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) was, in lieu thereof, entitled to receive such additional fraction of a share as was necessary to increase the fractional share to a full share.

As a result of the Company's shareholders approving the Reverse Stock Split, no corresponding adjustment was made with respect to the Company's authorized Common Stock. The Reverse Stock Split has no effect on the par value of the Common Stock or authorized shares of preferred stock. Immediately after the Reverse Stock Split, each shareholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, other than as a result of the rounding to eliminate fractional shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Stock Split.

On January 23, 2019, in connection with the Merger, the Company filed two Certificates of Amendment to the Amended and Restated Articles of Incorporation of the Company (the “Amendment Certificates”) with the Secretary of State of the State of Nevada to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000 (the “Share Increase Amendment”) and to subsequently change the Company’s name from “Apricus Biosciences, Inc.” to “Seelos Therapeutics, Inc.” (the “Name Change”) effective as of 8:00 AM Eastern Time on January 24, 2019 and 8:01 AM Eastern Time on January 24, 2019, respectively. Any newly authorized shares of Common Stock were identical to the shares of Common Stock previously authorized and outstanding. The Share Increase Amendment did not alter the voting powers or relative rights of the Common Stock.

The Share Increase Amendment had no immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing shareholders. To the extent any of the Company’s outstanding warrants, options or other convertible securities are exercised, or the Company issues additional shares of common stock in the future, the Company’s shareholders will experience dilution. The Company’s Board of Directors (the “Board”) has no current plan to issue shares from the additional authorized shares provided by the Share Increase Amendment. However, any future issuance of additional authorized shares of Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued. Additionally, this potential dilutive effect may cause a reduction in the market price of the Common Stock.

The foregoing descriptions of the Amendment Certificates do not purport to be complete and are qualified in their entirety by reference to the complete texts of the Amendment Certificates, which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Amended Merger Agreement, each of the directors of the Company resigned as of the closing of the Merger. In connection with the Merger, the Board was reduced to a total of five directors. Pursuant to the terms of the Amended Merger Agreement, four of the directors were designated by Seelos, and one of the directors was designated by the Company.

In accordance with the Amended Merger Agreement, on January 24, 2019, immediately prior to the effective time of the Merger, Kleanthis G. Xanthopoulos, Ph.D., Russell Ray, Paul V. Maier, Wendell Wierenga, Ph.D. and Sandford D. Smith resigned from the Board and any respective committees of the Board to which they belonged. Following such resignations and effective as of the effective time of the Merger the following individuals were appointed to the Board: Daniel J. O’Connor, J.D., as a director whose term expires at the Company’s 2019 annual meeting of shareholders, Raj Mehra, Ph.D., as a director whose term expires at the Company’s 2021 annual meeting of shareholders, Brian Lian, Ph.D., as a director whose term expires at the Company’s 2021 annual meeting of shareholders and Dr. Robin L. Smith as a director whose term expires at the Company’s 2020 annual meeting of shareholders.  Richard W. Pascoe continued as a director and his term expires at the Company’s 2020 annual meeting of shareholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In accordance with the Amended Merger Agreement, on January 24, 2019, immediately prior to the effective time of the Merger, Kleanthis G. Xanthopoulos, Ph.D., Russell Ray, Paul V. Maier, Wendell Wierenga, Ph.D. and Sandford D. Smith resigned from the Board and any respective committee of the Board to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Termination of Richard W. Pascoe as Chief Executive Officer & Secretary

On January 24, 2019, in connection with the Merger, the Company terminated Richard W. Pascoe, Chief Executive Officer & Secretary. His termination is not due to a dispute or disagreement with the Company.

Pursuant to his employment agreement, following his termination of employment and subject to his execution of a general release of claims, Mr. Pascoe will be entitled to receive certain severance benefits, including:

•	A lump sum payment in an amount equal to 18 months’ base salary, plus 100% of his target bonus for the year in which the date of his involuntary termination occurs.

•	Full acceleration of the vesting of all equity awards held by Mr. Pascoe at the time of the termination, including any options, restricted stock, restricted stock units or other awards.
•
Reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or other applicable law for a period continuing until the earlier of 18 months following the termination or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.

The foregoing description of the terms of Mr. Pascoe’s severance does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amended and Restated Employment Agreement, by and between the Company and Mr. Pascoe, dated August 30, 2018, which is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2018.

Termination of Neil Morton as Senior Vice President, Chief Business Officer

On January 24, 2019, in connection with the Merger, the Company terminated Neil Morton, Senior Vice President, Chief Business Officer. His termination is not due to a dispute or disagreement with the Company.

Pursuant to his employment agreement, following his termination of employment and subject to his execution of a general release of claims, Mr. Morton will be entitled to receive certain severance benefits, including:

•	A lump sum payment in an amount equal to 18 months’ base salary, plus 100% of his target bonus for the year in which the date of his involuntary termination occurs.
•	Full acceleration of the vesting of all equity awards held by Mr. Morton at the time of the termination, including any options, restricted stock, restricted stock units or other awards.
•
Reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination pursuant to the terms of COBRA or other applicable law for a period continuing until the earlier of 18 months following the termination or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.

The foregoing description of the terms of Mr. Morton’s severance does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Employment Agreement, by and between the Company and Mr. Morton, dated December 20, 2016, which is incorporated herein by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2017.

Appointment of Officer

(c) On January 24, 2019, effective as of the effective time of the Merger, the Board appointed Raj Mehra, Ph.D. as Chairman of the Board and the Company’s Chief Executive Officer, President and Interim Chief Financial Officer to serve at the discretion of the Board. There are no family relationships among any of the Company’s directors and executive officers.

Dr. Raj Mehra is the Chief Executive Officer, Director and Founder of Seelos. Prior to founding Seelos, Dr. Mehra spent nine years at Auriga USA, LLC as a Managing Director focused on private and public equity investments in global healthcare companies. Prior to Auriga, Dr. Mehra was the sector head for healthcare equity investments at Bennett Lawrence Management, LLC in New York. He also founded and managed a long-short equity hedge fund at Weiss, Peck & Greer LLC. Dr. Mehra started his career as an investment professional at Cowen Asset Management, LLC. Dr. Mehra holds M.S., M.Phil., Ph.D., JD and MBA degrees from Columbia University in New York. He is also a graduate of Indian Institute of Technology, Kanpur, where he was ranked first in his class.

Appointment of Directors

(d) The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the appointment of directors to the Board in accordance with the Amended Merger Agreement is incorporated by reference into this Item 5.02(d).

On January 24, 2019, Mr. Pascoe, Dr. Lian and Mr. O’Connor were appointed to the audit committee of the Board and Mr. Pascoe was appointed as the chairman of the audit committee of the Board. On January 24, 2019, Dr. Lian and Dr. Smith were appointed to the Compensation Committee, and Dr. Lian was appointed as the chairman of the Compensation Committee. On January 24, 2019, Dr. Smith and Mr. O’Connor were appointed to the nominating and corporate governance committee of the Board, and Dr. Smith was appointed as the chairman of the nominating and corporate governance committee of the Board.

Richard W. Pascoe has been a director since March 2013 and served as the Company’s Chief Executive Officer from March 2013 to December 2018, the Company’s Secretary from February 2015 to December 2018, and the Company’s Principal Financial Officer and Principal Accounting Officer from December 2016 to December 2018. He joined the Company following the merger of Somaxon Pharmaceuticals, Inc. with Pernix Therapeutics Holdings, Inc. Mr. Pascoe was the Chief Executive Officer of Somaxon from August 2008 until joining the Company and was responsible for the FDA approval of Somaxon’s lead drug Silenor®. Prior to Somaxon, Mr. Pascoe was with ARIAD Pharmaceuticals, Inc., a specialty pharmaceutical company where he was most recently Senior Vice President and Chief Operating Officer. Prior to joining ARIAD in 2005, Mr. Pascoe held a series of senior management roles at King Pharmaceuticals, Inc. (acquired by Pfizer Inc.), including Senior Vice President positions in both marketing and sales, as well as Vice President positions in both international sales and marketing and hospital sales. Prior to King, Mr. Pascoe was in the commercial groups at Medco Research, Inc. (acquired by King), COR Therapeutics, Inc. (acquired by Millennium Pharmaceuticals Inc., the Takeda Oncology Company), B. Braun Interventional and The BOC Group. Mr. Pascoe is a member of the board of directors of KemPharm, Inc., as well as a member of the company’s audit and compensation committees and its lead independent director. He serves as a member of the board of directors of the Johnny Mac Soldiers Fund, a charity for military veterans. Mr. Pascoe is also a member of the board of directors of BIOCOM, as well as its Vice-President of Industry. Mr. Pascoe served as a Commissioned Officer with the U.S. Army 24th Infantry Division and continues to serve as a Civilian Aid to the Secretary of the Army. He is a graduate of the United States Military Academy at West Point where he received a B.S. degree in Leadership.

Dr. Robin L. Smith is a global thought leader in the regenerative medicine industry, one of the fastest growing segments of modern-day medicine. She received her M.D. from Yale University and an M.B.A. from the Wharton School of Business. She served as CEO of Caladrius Biosciences, Inc. (formerly NeoStem Inc.) (Nasdaq: CLBS), from 2006 to 2015. In 2007, Dr. Smith founded The Stem for Life Foundation (SFLF), a nonpartisan, 501(c)(3) educational organization devoted to fostering global awareness of the potential for regenerative medicine to treat and cure a range of deadly diseases and debilitating medical conditions, as opposed to merely treating their symptoms, and has served as Chairman of the Board and President of the Stem for Life Foundation since its inception and now the expanded Cura Foundation. Dr. Smith was appointed as Clinical Associate Professor, Department of Medicine at the Rutgers, New Jersey Medical School in 2017. In addition, Dr. Smith has extensive experience serving in executive and board level capacities for various medical enterprises and healthcare-based entities. She has served on the Board of Directors of Rockwell Medical (Nasdaq: RMTI) since June 2016 and ProLung Inc. since February 2017, and has been Chairman of the Board of Mynd Analytics (Nasdaq: MYND) since August 2015. She has also served on the advisory board of Hooper Holmes Inc. (OTCQX: HPHW) since March 2017 and has been co-chairman of the Life Sci advisory board on gender diversity since April 2016. She has been Vice President and a member of the Board of Directors of the Science and Faith STOQ Foundation in Rome since 2015 and has served on Sanford Health’s International Board since 2016 and the Board of Overseers at the NYU Langone Medical Center in New York since 2014. She served on the Board of Trustees of the NYU Langone Medical Center from 2006 to 2014, was Chairman of the Board of Directors for the New York University Hospital for Joint Diseases from 2004 to 2010 and was on the board of directors of Signal Genetics, Inc. (Nasdaq: SGNL) from July 2014 to February 2016 and BioXcel Corporation from August 2015 to June 2017.

Daniel J. O’Connor, J.D. is Chief Executive Officer and a director of OncoSec Medical Incorporated. Prior to that, Mr. O’Connor served as President, Chief Executive Officer, Director and in other senior roles at Advaxis, Inc., a cancer immunotherapy company, from January 2013 until his resignation in July 2017. Prior to that, Mr. O’Connor was Senior Vice President and General Counsel for BRACCO Diagnostics Inc., a diagnostic imaging company, from 2008 until 2012; Senior Vice President, General Counsel and Secretary for ImClone Systems Incorporated, a biopharmaceutical company, from 2002 until 2008; and General Counsel at PharmaNet (now inVentiv Health Clinical), a clinical research company, from 1998 until 2001. Mr. O’Connor is a 1995 graduate of the Pennsylvania State University’s Dickinson School of Law in Carlisle, Pennsylvania and currently serves as an Entrepreneur Trusted Advisor to its Dean. He graduated from the United States Marines Corps Officer Candidate School in 1988 and was commissioned as an officer in the U.S. Marines, attaining the rank of Captain while serving in Saudi Arabia during Operation Desert Shield. Mr. O’Connor is currently the Vice Chairman of the Board of the Trustees of BioNJ. In October 2017, Mr. O’Connor was appointed to the New Jersey Biotechnology Task Force by its Governor, and he was formerly a New Jersey criminal prosecutor.

Brian Lian, Ph.D. is currently President and Chief Executive Officer and a Director of Viking Therapeutics, Inc. (Nasdaq: VKTX), a biopharmaceutical company. Dr. Lian has over 15 years of experience in the biotechnology and financial services industries. Prior to joining Viking, he was a Managing Director and Senior Research Analyst at SunTrust Robinson Humphrey, an investment bank, from 2012 to 2013. At SunTrust Robinson Humphrey, he was responsible for coverage of small and mid-cap biotechnology companies with an emphasis on companies in the diabetes, oncology, infectious disease and neurology spaces. Prior to SunTrust Robinson Humphrey, he was Managing Director and Senior Research Analyst at Global Hunter Securities, an investment bank, from 2011 to 2012. Prior to Global Hunter Securities, he was Senior Healthcare Analyst at The Agave Group, LLC, a registered investment advisor, from 2008 to 2011. Prior to The Agave Group, he was an Executive Director and Senior Biotechnology Analyst at CIBC World Markets, an investment bank, from 2006 to 2008. Prior to CIBC, he was a research scientist in small molecule drug discovery at Amgen, a biotechnology company. Prior to Amgen, he was a research scientist at Microcide Pharmaceuticals, a biotechnology company. Dr. Lian holds an MBA in accounting and finance from Indiana University, an MS and Ph.D. in organic chemistry from The University of Michigan, and a BA in chemistry from Whitman College.

Amended and Restated 2012 Stock Long Term Incentive Plan

(e) On January 4, 2019, at the Company’s reconvened Special Meeting of Stockholders (the “Special Meeting”), the Company's shareholders approved an amendment (the "Stock Plan Amendment") to the Company’s 2012 Stock Long Term Incentive Plan (the “2012 Plan”). The amended and restated 2012 Plan is referred to herein as the “Restated Plan.” The Restated Plan authorizes the issuance of an aggregate of 373,979 shares of the Company’s common stock, 67,131 of which were previously reserved for issuance under the 2012 Plan. In addition, the Restated Plan contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the Restated Plan on January 1 of each year during the term of the Restated Plan. The annual increase in the number of shares of common stock will be equal to the lesser of: (a) 4% of the number of shares of common stock issued and outstanding on a fully-diluted basis as of the close of business on the immediately preceding December 31, or (b) a number of shares of common stock set by the Board. Notwithstanding the foregoing, (a) in no event may more than 1,333,333 shares of common stock be delivered upon satisfaction of awards under the Restated Plan, and (b) the maximum number of shares of common stock that may be issued or transferred pursuant to incentive stock options (“ISOs”), as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), under the Restated Plan shall be 1,333,333 shares. The Restated Plan became effective on January 23, 2019 and the term of the Restated Plan was extended so that the Restated Plan terminates on August 26, 2028.

Administration.  The Restated Plan is administered by the compensation committee of the Board (the “Compensation Committee”). Subject to the terms and conditions of the Restated Plan, the Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the Restated Plan. The Compensation Committee is also authorized to establish, adopt, amend or revise rules relating to administration of the Restated Plan. The Board may at any time revest in itself the authority to administer the Restated Plan.

Awards.  The Restated Plan authorizes the Compensation Committee to grant stock options, restricted stock, restricted stock units, dividend equivalents, stock payment awards and stock appreciation rights. The Restated Plan also authorizes the Compensation Committee to grant performance awards payable in the form of the Company’s common stock or cash, including equity awards and incentive cash bonuses that may qualify as “performance-based compensation” under Section 162(m) of the Code. The Restated Plan authorizes the grant of awards to employees and consultants of the Company and to the Company’s non-employee directors. Under the 2012 Plan, the maximum number of shares of Company common stock that could have been be granted subject to awards under the 2012 Plan to any person in any calendar year was 47,441 shares, and the maximum amount that could have been paid to any person in cash during any calendar year with respect to one or more cash-based awards under the 2012 Plan was $1,000,000. The Restated Plan removed these individual award limits in light of the Tax Cuts and Jobs Act of 2017. Awards granted prior to November 2, 2017 may be grandfathered under the old law, subject to certain limited transition relief.

Other Provisions.  The Restated Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The Restated Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the participant. The Restated Plan will terminate on August 26, 2028.

The terms and conditions of the Restated Plan are described in the section entitled “Proposal No. 5 - Approval of Amendment and Restatement of the Apricus 2012 Stock Long Term Incentive Plan” in the Company’s Prospectus filed with the SEC on November 20, 2018. The Company’s directors and executive officers are eligible to participate in the Restated Plan. The foregoing description of the Restated Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On January 24, 2019, the Company amended and restated its Amended and Restated Bylaws, as amended, for the purpose of reflecting the Name Change.  The Amended and Restated Bylaws of the Company are filed herewith as Exhibit 3.3 and incorporated herein by reference.

Commencing on January 24, 2019, the Company expects the trading symbol for its Common Stock, which is currently listed on the Nasdaq Capital Market, to change from APRI to SEEL.  The change in trading symbol is related solely to the Name Change.

Item 8.01	Other Events.

On January 24, 2019, the Company and Seelos closed a private placement transaction with certain accredited investors (the “Financing Closing”), whereby, among other things, Seelos issued to the investors shares of Seelos common stock immediately prior to the merger in a private placement transaction (the “Financing”), pursuant that certain Securities Purchase Agreement (the “Purchase Agreement”), made and entered into as of October 16, 2018, by and among the Company, Seelos and the buyers listed on the signature pages attached thereto (the “Investors”), and amended by those certain Amendment Agreements, made and entered into as of November 16, 2018, those certain Second Amendment Agreements, made and entered into as of January 4, 2019 and those certain Third Amendment Agreements, made and entered into as of January 16, 2019.

At the Financing Closing, Seelos issued and sold to the Investors an aggregate of 1,187,336 shares of Seelos’ common stock (the “Initial Shares” and, as converted pursuant to the exchange ratio in the Merger into the right to receive 914,703 shares of Common Stock, the “Converted Initial Shares”) and deposited an additional 1,187,336 shares of Seelos’ common stock (or, as converted pursuant to the exchange ratio in the Merger, 914,703 shares of Common Stock) into escrow for the benefit of the Investors if 80% of the volume-weighted average closing trading price of a share of the Common Stock as quoted on the Nasdaq Capital Market for the first three trading days immediately following the closing date of the Financing is lower than the price paid by the Investors for the Initial Shares (to the extent issued and as converted into the right to receive a number of shares of Common Stock equal to the exchange ratio in the Merger, the “Converted Additional Shares”), and (ii) the Company agreed to issue warrants representing the right to acquire an amount of Common Stock up to the amount issuable in exchange for 80% of the combined Converted Initial Shares and Converted Additional Shares (the “Series A Warrants”), and additional warrants to purchase shares of Company common stock (the “Series B Warrants” together with the Series A Warrants, the “Investor Warrants”), for aggregate gross proceeds of $18 million.

On January 23, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The Company intends to file the financial statements of Seelos required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Exhibits
3.1	Certificate of Amendment related to the Share Increase Amendment, filed January 23, 2019
3.2	Certificate of Amendment related to the Name Change, filed January 23, 2019
3.3	Amended and Restated Bylaws, dated January 24, 2019
10.1
2012 Stock Long Term Incentive Plan, as amended and restated effective January 23, 2019 (incorporated by reference to Annex E of the Registrant’s prospectus supplement/definitive proxy statement filed on November 20, 2018).

99.1	Press Release, dated January 24, 2019

*          *          *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: January 24, 2019	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer